EXHIBIT 10.1

     AGREEMENT

IT IS AGREED effective the 3rd day of March, 1998 by, between and among Murphy Family Farms, Inc. ("MFF") and Bion Technologies, Inc. ("BION") as follows:

     1) BION shall design and supervise permitting, construction and operation of BION Nutrient Management Systems (NMS" or "System") at the locations and in the approximate sizes as set forth herein:

          a) Multiple NMS installations at Circle Four Farm, Phase II, Milford, Utah including facilities adequate to process excess nutrients from not less than 10,000 sows, 32,000 nursery pigs and 40,000 finishing hogs, in aggregate;

          b) Three NMS installations in Kansas (two in Lane County, one in Hodgeman County), each including facilities adequate to process excess nutrients from not less than 11,000 sows;

          c) One NMS installation in Barton County, Missouri including facilities adequate to process excess nutrients from not less than 75,000 sows;

          d) Two to four NMS installations in the area of Laverne, Oklahoma including facilities adequate to process excess nutrients from not less than 40,000 finishing hogs, in aggregate;

          e) An NMS for the Squire sow farm in Bladen County, North Carolina adequate to process excess nutrients from not less than 3,600 sows;

          f) One demonstration NMS system in Iowa adequate to process excess nutrients from not less than 3,300 finishing hogs which NMS shall include a polishing ecoreactor and other components adequate to allow recycling and/or discharge of water from the NMS;

          g) Additionally, MFF shall have the right to designate one existing hog facility in North Carolina for a demonstration NMS system which shall include a polishing ecoreactor and other components adequate to allow recycling and/or discharge of water from the NMS.

     2) This Agreement (the "AGREEMENT") and, each NMS created pursuant hereto, shall be subject to each and every provision of the existing agreement concerning the Squire sow farm set forth at Exhibit A hereto (except the provisions which are site specific to the Squire sow farm) provided, however that the provisions concerning fees shall be controlled by the terms set forth herein.

     3) MFF (or the actual owner of each facility) shall sign a note payable for BION fees calculated as follows:


                                             Finishing           Nursery
                                 Sow            Hog                Hog
                                 ---           ---                 ---
Basic  fees  (one  time)          $7.00         $4.00            $1.00
Monitoring  fees  (monthly)      $0.175         $0.10           $0.025

Fees shall be on a per animal "slot"basis. Fees shall be due under the note as set forth in Exhibit B hereto. Monitoring fees shall be due under the note for each of the first 48 months of operation of each NMS as per Exhibit B hereto.

4) Until June 30, 1998 MFF may designate additional swine facilities for which, subject to BION's right to reject such facilities on the basis of economic, geographic or site specific characteristics, BION shall design and supervise permitting, construction and operation upon the terms
    and conditions set  forth  herein.    MFF  shall  make such additional
    designation in writing delivered  to  BION's  Colorado  executive  offices.

5) On the last day of each of the first four years in which BION harvests bio-solids from each NMS, BION shall pay and offset against the note (at Exhibit B hereto) to MFF (or the actual owner of each facility on which the NMS had been installed) a royalty of $3.85 per sow slot; $2.20 per finishing hog slot; and $0.55 per nursery hog slot. BION shall have the right and obligation to offset these royalties against any sums then due to BION with respect to each such NMS including without limitation fees due on the note to BION pursuant to paragraph 3 above. In the event BION does not harvest bio-solids, then no sums under the note become due and payable.

6) Notwithstanding any language or implication of any sort whatsoever herein or elsewhere, MFF acknowledges that:

a) all technologies (existing or as modified, extended, etc. in the future) involved or embodied in the NMS installation are the sole property of BION; and

b) all bio-solids (and/or "BionSoil") produced by each NMS are the sole property of BION (subject to the limited royalty set forth above).

7) This AGREEMENT immediately binds the parties as to the NMS installations set forth at paragraph 1 c), e), and g) above, provided such installation locations are available to MFF on a reasonable and practical basis. MFF shall use its best efforts to amend permit applications in process or take such other steps to facilitate use of BION NMS systems on the proposed swine farms. MFF shall use its best efforts to obtain necessary consents and approvals from its partners, co-owners and/or growers for the NMS installations set forth at paragraph 1 a), b), d), and f) above within the next thirty days.

8) In the event BION shall cease business for any reason whatsoever during the term of the Agreement and there is no successor business, MFF is hereby granted a limited license to use the technology owned by BION which is incorporated in the NMS's set forth at paragraph 1 a) through g) above and any additional NMS's for systems added pursuant to paragraph 4 above for operation of the NMS's during the balance of the term of the Agreement. Additionally, in such event, MFF may hire (as employees and/or consultants) persons who were formerly employed by BION to aid MFF in the operation of the NMS's.

9) MFF and BION agree to execute such other documents as may be reasonably required to carry out the terms of this agreement as set forth above.

     MURPHY  FAMILY  FARMS                             BION TECHNOLOGIES, INC.



     by:      /s/  J.  Turner                    by:      /s/  J.  Northrop
        ---------------------                       -----------------------
     Authorized  Officer                                    Authorized Officer

EXHIBIT  LIST


Exhibit  A.  Squire  Farm  Contract

Exhibit B. Payment due pursuant to AGREEMENT shall be evidenced by one or more non-interest bearing promissory notes in the form set forth below.



                                                                     Exhibit A
     BION  NMS TM  INSTALLATION  AGREEMENT

     This agreement (the "AGREEMENT"), made and entered into this 21st day of November, 1997, by and between BION TECHNOLOGIES, INC. a corporation organized under the laws of Colorado and having a place of business at 619C South Third St., Smithfield, NC (hereinafter called "BION") and Murphy Family Farms, having an office at Rose Hill, NC, (hereinafter called "PRODUCER") for the facility known as Squire Sow Farm.

     WITNESSETH

     WHEREAS, BION is a technology based company which has developed and possesses pending and granted patent assets and certain confidential proprietary information, data and experience relating to systems for the treatment and processing of animal waste, for the production of organic soils, humus, fertilizers, remediated organics and mixtures with other materials which is considered by BION to be secret and confidential and to constitute a valuable commercial asset.

     WHEREAS, PRODUCER and BION acknowledge and understand the secret and confidential nature of each others confidential proprietary information, data, and experience, and by executing this AGREEMENT Both PRODUCER and BION specifically agree to maintain such information, data and experience confidential and agree not to use such information, data and experience in the performance of any other work for itself or others.

     NOW, THEREFORE, the parties hereto do mutually agree to conduct their business relationship as follows:

1.    ENGAGEMENT  OF  BION

PRODUCER hereby agrees to engage BION and BION hereby agrees to perform the services set forth in ATTACHMENT A.

2.    SCOPE  OF  SERVICES

BION shall provide services, hereinafter referred to as the WORK, as set forth in ATTACHMENT A in accordance with the Standard Terms and Conditions of this AGREEMENT (ATTACHMENT B). BION retains the right to alter the WORK in terms of the specific requirements of the project.

3.    PRODUCER'S  RESPONSIBILITIES

PRODUCER  agrees  to:

provide to BION information, including previous reports, plans, and any other data in the possession or control of the PRODUCER relative to the WORK;

give prompt written notice to BION whenever PRODUCER observes or otherwise becomes aware of any development that affects the WORK or timing of BION'S services;
designate a representative having authority, to give instructions, receive information, define PRODUCER'S policies, and make decisions with respect to the WORK;

bear initial and ongoing expenses (including, but not limited to, field and laboratory tests and surveys) for obtaining any and all approvals and permits from public agencies or authorities;

bear the cost of all surveying, soils investigation, engineering services, equipment, materials, and construction required to design, install and operate the Bion NMS including electrical power and equipment maintenance and replacement;

physically operate and maintain the Bion NMS and its associated equipment as described in the operations and maintenance manual to be supplied to PRODUCER, and bear all sampling, analysis, and reporting costs for monitoring of the Bion NMS as required by the appropriate regulatory agencies (failure to operate and maintain the Bion NMS and associated equipment may result in bio-solids of lessened or no value and relieve BION of any responsibility for harvesting and disposition of such bio-solids); and, keep all human wastes and toxic and hazardous wastes out of the Bion NMS including but not limited to all domestic wastewater from showers, toilets, sinks, and any needles, syringes, or any veterinary wastes (cleaners, detergents, and disinfectants approved for use in normal operation of the facility will not be considered toxic or hazardous wastes).

4.    PERIOD  OF  PERFORMANCE

The term of this AGREEMENT shall be for the period beginning on the date of execution and shall continue for a period of 15 years. The AGREEMENT may be extended or amended by written agreement between BION and PRODUCER.

5.    DESIGN  AND  CONSTRUCTION  SERVICES  COMPENSATION

Each site where a Bion NMS is being installed has its unique character. This requires BION to individually design the application of the Bion NMS for each site at which it is to be installed. BION'S goal is to design each Bion NMS application to complement the existing facilities' operation, and attempt to incorporate existing structures as practicable. The PRODUCER agrees to pay BION for the services described in ATTACHMENT A, the aggregate sum of $ 30,000 payable as follows:

$10,000 for the pre-design scope of services identified in Section 1 of
ATTACHMENT  A.    The  fee  will  be due upon the execution of this AGREEMENT.

$10,000 for the design services identified in Section 2 of ATTACHMENT A. The fee will be due upon completion of the pre-design services.

$10,000 for the construction consultation services identified in Section
3  of  ATTACHMENT  A.  The  fee  will  be  due  upon  construction  start-up.

Late payment charges of 1.5% per month, payable to BION, will be due if payments are not received within 30 days from the invoice date. PRODUCER will be responsible for any and all reasonable legal and/or court expenses incurred by BION in BION'S attempt to recover any unpaid amounts in case of failure of the PRODUCER to pay BION for services performed and/or expenses incurred for PRODUCERS account.

For WORK provided by BION beyond the scope of services described in ATTACHMENT A, or for unforeseen circumstances or changes in the scope of services requested by the PRODUCER, BION shall be compensated for such services as negotiated by BION and the PRODUCER provided BION has written authorization from PRODUCER to provide such services.

6.    BION  NMS  SYSTEM  OPERATION  COMPENSATION  AND  PAYMENT

The PRODUCER agrees to pay BION, for the Bion NMS start-up and operational services as described in ATTACHMENT A, the sum of $125 per month for the full term of the AGREEMENT.

Bio-solids which are produced by the Bion NMS are owned by BION. BION agrees to harvest, process and remove all acceptable bio-solids from the site. Acceptable bio-solids shall include in meaning all bio-solids produced under strict adherence to operational directives.

BION reserves the right to reject all bio-solids which are contaminated with human wastes or toxic or hazardous materials, including but not limited to, needles, syringes, or other veterinary wastes or other foreign material. Harvest and disposal of such rejected bio-solids (and the costs related thereto) is the sole responsibility of PRODUCER.

This AGREEMENT, including ATTACHMENT A, is subject to the Terms and Conditions (ATTACHMENT B) which are made part hereof and which PRODUCER acknowledges that he has read. IN WITNESS WHEREOF, the parties have caused this agreement to be executed this ______day of ___________, 1997.

  BION  TECHNOLOGIES,  INC.                    PRODUCER:
  By:____________________________          By:______________________________
  Title:__________________________
                                           Title:_____________________________


     ATTACHMENT  A
     SCOPE  OF  SERVICES
     -------------------

     Bion Technologies, Inc. (BION) has developed a patented waste management system, Bion NMS' which treats all aspects of an agricultural waste stream. Every Bion NMS system is as unique as the agricultural facility on which it is constructed. BION individually designs each Bion NMS to complement the existing facilities' operation while optimizing any existing components which may be usable. The Bion NMS is designed in accordance with BION system standards and in compliance with Natural Resources Conservation Service (NRCS) Standards and Specifications for waste storage structures. As used in this ATTACHMENT A, "PRODUCER" shall include PRODUCER plus engineers, surveyors, contractors and other such professionals hired by PRODUCER for this project.

     The following describes the WORK to be conducted by BION for Murphy Family Farms' Squire Sow Farm Facility, containing 3,500 sows, 1,000 finishing head, and 400 nursery pigs.

     SECTION  1
     PRE-DESIGN  SERVICES

     BION will coordinate the pre-design activities required for the design of the Bion NMS to be constructed at the facility. The pre-design information detailed below must be provided to BION to ensure proper design and construction of the Bion NMS.

     BION will coordinate with the PRODUCER to obtain the site specific information required to complete the individually designed Bion NMS. The information needed to complete the design includes, but is not necessarily limited to; topographic survey information, geologic investigation, regulatory information, wetlands information, and flood prone areas information.

1.1          TOPOGRAPHIC  SURVEY  INFORMATION

     PRODUCER shall provide BION with a topographic survey of the site. The topographic survey provided to BION must include a survey of the site with one
(1) foot contour intervals tied into a local horizontal coordinate system. The survey information must be readable by AutoCADD. The survey will also locate the existing buildings and other landmarks needed to locate and design the Bion NMS. The surveyors will also provide the initial component location construction stakes. BION has assumed that the surveyors will only conduct one site visit to layout the construction stakes. The surveyors will also conduct one site visit at the end of the construction to survey the as-built location of the Bion NMS. BION shall submit all subcontracted professional land surveying invoices directly to PRODUCER for payment.

1.2          GEOLOGIC  INVESTIGATION

The  geologic  investigation will be conducted prior to the design of the Bion
NMS.    The  purpose  of  the
investigation is to evaluate the suitability of the site by examining subsurface soils, bedrock, and groundwater conditions. The investigation will consist of a data search and on-site test pits.

     Before beginning the soils investigation for a potential structure, the following information will be examined: published soil surveys, groundwater maps, general geology maps, and any previous designs of structures in the same area.

     Test pits will be used to investigate the proposed Bion NMS component locations. Test pits are helpful in delineating areas where permeable soils are occurring, and where caving may present problems during construction. The test pits will be dug by a backhoe or excavator capable of digging to a depth below the planned bottom of the proposed structure. PRODUCER will excavate one (1) set of test pits for each component of the Bion NMS. BION assumes that only one set of test pits will be required in order to locate the component. Each test pit will be logged for the following information: typical soil name, maximum particle size, estimates of plasticity, color, and moisture, Unified Soil Classification System symbol, location of seeps or groundwater, and depths of collected samples. One (1) sample will be collected from one of the test pits excavated and analyzed for in place permeability, grain size, and Atterburg limits. A determination of the depth to groundwater, or seasonal high water table, and bedrock location will be determined from the data search and the test pits. BION assumes that no compaction of the soils will be necessary to achieve a permeability rate of 10-6 cm/sec or less. BION also assumes that no groundwater monitoring wells will be necessary to complete the design, construction and operation of the Bion NMS. BION shall submit all subcontracted geologic investigation invoices directly to PRODUCER for payment.

1.3          REGULATORY  INFORMATION

     Prior to BION designing the system, PRODUCER will investigate the regulations affecting the physical location and construction of the Bion NMS. Regulations could include local zoning ordinances, Department of Health requirements, State environmental conservation and/or other Federal agency requirements. BION may need to identify the project location and type during various conversations with PRODUCER and regulatory agencies.

1.4          WETLANDS  INFORMATION

     During the early planning stages, PRODUCER will determine the proximity of the prospective Bion NMS site to wetlands. BION will consult, as needed, with PRODUCER and the State regulatory authorities concerning freshwater wetland regulations that may be applicable. In addition, PRODUCER may be required to consult with USDA's Fish and Wildlife Service and the U.S. Army Corps of Engineers for wetlands under their jurisdiction.

1.5          FLOOD  PRONE  AREAS

     PRODUCER will check with local zoning agencies for flood zone maps and restrictions that may be applicable. The Bion NMS must be protected from flooding so that a flood event does not cause high nutrient material to be washed out.

     SECTION  2
     PRELIMINARY  DESIGN  SERVICES

     BION will coordinate the site specific Bion NMS design. BION will prepare the initial System layout and specifications necessary for the
PRODUCER to prepare the detailed construction drawings and final specifications required for construction of the Bion NMS on the PRODUCER'S site. BION will be available continuously during this engineering phase for consultation. The final design drawings will be completed with due regard for the comments received from the PRODUCER during review of the preliminary design drawings. BION will supply the final verification of completeness of the drawings, with the PRODUCER's mutual consent.
     PRODUCER will provide BION with three (3) copies of the final design drawings and specifications.

     BION  will  prepare  an engineering design report, if required, detailing
all  calculations  and  design  criteria.    BION  will  also prepare a permit
application,  if  required,  for  PRODUCER.

     SECTION  3
     CONSTRUCTION  CONSULTATION  SERVICES

     BION will provide an on-site construction reviewer for the purpose of ensuring the proper construction of the Bion NMS. BION will provide a reviewer for a maximum of eight (8) hours per week during the active construction of the Bion NMS. BION will notify PRODUCER in writing of any major problems associated with the Bion NMS construction. If required, BION will prepare a certification report detailing all QC/QA sampling results and as-built conditions.

     SECTION  4
     OPERATIONAL  SERVICES

     BION will provide on-site consultation services during the Initial Start-up and Long-term operation of the Bion NMS.

     BION will prepare an operations and maintenance manual for the PRODUCER to keep at his facility to refer to for specific operational information. BION will provide an on-site start-up technician for a total of eight (8) hours per week for the first four (4) weeks of system operation. BION may provide additional support at its discretion, if needed.

     BION will provide an on-site operational technician during the long-term operation of the system. BION will provide a technician for up to a total of eight (8) hours per month during the normal operation of the Bion NMS. BION will provide PRODUCER with copies of the field visit reports. The field visit report may indicate recommended actions to be taken by the PRODUCER.

     ATTACHMENT  B
     STANDARD  TERMS  AND  CONDITIONS
     --------------------------------

     1.     License  Bion NMS' is a proprietary process owned and developed by
            -------
Bion Technologies, Inc. (BION). It is protected by issued patents and patent applications on file with the U.S. Patent office as well as by confidential information data and experience regarding the Bion NMS, each and all of which are considered to be valuable proprietary technology assets to BION. The term "Technology", as used in this AGREEMENT, is comprised of, without limitation, the patents held by BION, secret and confidential information, data and experience regarding the Bion NMS, the Specifications and drawings having been prepared specifically as to the application of BION proprietary information and know-how regarding the subject matter of this AGREEMENT, together with all information, communications and documentation provided by BION or its agents for the purpose of constructing the project contemplated by this AGREEMENT. In conjunction with this AGREEMENT, BION grants a non-exclusive license to the PRODUCER to use the Technology only on the Site specified ("Site License"), under the terms and conditions set forth in this AGREEMENT for the sole purpose of construction, operation and maintenance of the Bion NMS. The Site License provided by BION to PRODUCER does not and shall not be construed to create a joint venture or partnership between BION and PRODUCER. The Site License will continue in full force and effect while the AGREEMENT between the parties is in full force and effect and will automatically terminate upon termination of such AGREEMENT.

     The term of this AGREEMENT is for 15 years and is renewable thereafter on the same terms. If the AGREEMENT is not renewed or is terminated for any reason, the Site License will be revoked and the Bion NMS must be dismantled and permanently taken out of service by PRODUCER so that it cannot be used, in whole or in part, to produce bio-converted solids, or any similarly produced manure byproduct, for sale or other use, including use on the PRODUCER'S Site.

     2.  Warranty
         --------
     As to any equipment and goods specified, recommended or chosen by or with the assistance of BION, PRODUCER will look solely to the manufacturer/supplier of such equipment or goods respectively for defects in such equipment or products.

     3.  Limitation  of  Liability
         -------------------------
     Notwithstanding  anything  to  the  contrary  in  this  AGREEMENT,  it is expressly agreed that, provided the Bion NMS operates as described in the attached proposal, as amended, BION will in no event be liable for any consequential, incidental or special damages, including lost profits, relating to the use or performance of the Bion NMS or for any actual damages in excess of that portion of the purchase price actually paid by PRODUCER to BION hereunder. PRODUCER agrees that the system is designed for the specific use described in the proposal and is not designed for any significant change in the characteristics of the waste and wastewater influent. PRODUCER further agrees that if the Bion NMS performs according to the proposal, as amended after the completion of one year of Bion NMS operation or an agreed upon testing period, BION has no further liability for Bion NMS performance.

     4.  Confidentiality
         ---------------
     PRODUCER acknowledges that the design of the system and the know-how and technical, financial and commercial information, data and experience provided by BION to build and operate the Bion NMS, including design, construction drawings, specifications, the operations and maintenance manual (the "Manual"), and all related information are confidential in nature and proprietary to BION (collectively "Confidential Information"). Without BION'S prior written consent, PRODUCER will not, directly or indirectly, disseminate or make accessible all or any portion of such Confidential Information to any third party, except (i) employees, contractors, and agents of PRODUCER who have agreed to maintain the confidentiality of all Confidential Information to the same extent as PRODUCER is bound hereunder, and (ii) as required by law.
     Without approval from BION, PRODUCER will not copy, in whole or in part, the Manual or any other materials containing Confidential Information. Upon termination of the AGREEMENT, PRODUCER will return the Manual and all other records, reports, letters, memoranda, drawings, or other tangible media of expression containing or embodying Confidential Information to BION including all approved copies thereof.

     5.          Force  Majeure  Neither party will be liable to the other and
                 --------------
neither will be deemed in default hereunder for any failure or delay caused by or arising out of the following conditions of force majeure: fire, explosion, war, riot, strike, walk-out, labor controversy, naturally occurring flood, shortage of water, power, labor, transportation facilities or necessary materials or supplies, default or failure of carriers, act of God or public enemy, any law, act or order of any court, board, government or other direct authority or competent jurisdiction, or any other direct cause (whether or not of the same character as the foregoing) beyond the reasonable control of such party.

     6.          Assignments   No rights or obligations of PRODUCER under this
                 -----------
AGREEMENT may be assigned without prior written consent of BION except to a successor or assignee of all rights of the PRODUCER in and to the site who agrees to be bound by and assume all of the PRODUCER'S obligations as set forth in this AGREEMENT. This provision shall also apply to any person or entity required to sign a confidentiality/non-disclosure agreement pursuant to this AGREEMENT.

     7.     Binding Effect, Governing Law  This AGREEMENT will be binding upon
            -----------------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The laws of the state where the Site is located, without regard to choice of law principles, shall apply to the interpretation and construction of this AGREEMENT.

     8.      Severability  Each provision of this AGREEMENT will be considered
             ------------
severable and if any provision of this AGREEMENT shall be invalid, illegal or unenforceable, it will not affect or impair the validity, legality or enforceability of this AGREEMENT itself or of any other provision hereof.

     9.       Remedies  PRODUCER agrees that the remedy at law for a breach of
              --------
section 1 or Section 4 of these Terms and Conditions will be inadequate and that BION will be entitled to injunctive relief for such a breach, which relief will be cumulative to other remedies and relief ordinarily available under such circumstances and will not be construed as an exclusive remedy or relief without arbitration.

     10.  Notices    Notices  and  other  communications  required  by  laws,
          -------
ordinances, rules, regulations and orders of public authorities, or permitted to be given hereunder, will be in writing, and will be deemed given to a party when delivered personally, or five (5) days after being deposited in the United States mail with sufficient postage affixed, registered or certified and return receipt requested, addressed to such party at the address below:


To  BION  at:    Bion  Technologies,  Inc.
                 _______________________________________
                 _______________________________________
                 Attn:__________________________________

To  PRODUCER  at:_______________________________________
                 _______________________________________
                 _______________________________________
                 Attn:__________________________________

or at any such other address or addresses as may be given by either of them to the other in writing from time to time.

     11.  Indemnification    PRODUCER  agrees  to  indemnify, defend, and hold
          ---------------
harmless BION and BION'S employees and agents from any claim, loss, damage, cost, expense or liability arising out of or relating to the gross negligence or willful misconduct of PRODUCER or PRODUCER'S employees or agents in connection with any services to be performed or provided by PRODUCER under this AGREEMENT. PRODUCER agrees that the services provided by BION is specific consideration for this provision.



     Exhibit  B
SAMPLE

     NON  RECOURSE
     PROMISSORY  NOTE

Per  Agreement                                                   March 3, 1998
     Rose  Hill,  NC

Murphy Farms, Inc. ("Maker") promises to pay to the order of Bion Technologies, Inc. ("Holder") at ____________________________, Denver, CO or
at such other place as may be designated in writing by Holder or its assigns, the principal sum due, without interest thereon, until fully paid. Such principal shall be payable as follows: Sums due under this note arise under the fee related paragraph number three (3) of the Agreement dated the ______ day of ___________, 1998 between Maker and Holder and are to be paid solely from the sums due under the royalty related paragraph number five (5). If no sums become or are due Maker from Holder under the royalty related paragraph number five (5) in the aforesaid Agreement, then no sums will be due under this note.

This Note shall be non-recourse to the Maker. The Holder, for itself and its representative, successors, endorsees and assigns, agrees, by acceptance hereof, that the Maker shall not be liable on this Note except as payments are received by Maker under the Agreement as described above and that it shall not seek to enforce any liability or obligation of the Maker to perform the obligations contained in this Note by any action or proceeding wherein a money judgment shall be sought against the Maker, and that any judgment or decree shall be enforceable against the Maker only to the extent of, and the Holder shall look for payment hereof solely to, the Maker's interest in the royalties due under the Agreement described above.

Under no circumstances shall any director, officer, employee or agent of the Maker be personally liable for any obligation of the Maker arising pursuant to the provisions of this Note.

Except as provided in the next succeeding sentence, this Note is not assignable by either the Maker or the Holder without the written consent of the other. The Holder may assign its rights hereunder to a wholly-owned subsidiary of the Holder or, with the prior consent of the Maker, which consent shall not be unreasonably withheld, to the shareholders of the Holder.

This Note and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the state of North
Carolina  without  regard  to  conflict  of  law  principles.



___________________________________
Murphy  Farms,  Inc.

ACCEPTED  AND  AGREED:


___________________________________
Bion  Technologies,  Inc.

Date: